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                                                                   Exhibit 23.25



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-36519 of FrontierVision Holdings, L.P. on Form S-4 of our report on American Cable Entertainment of Kentucky-Indiana, Inc. (the "Company") dated March 15, 1996 (August 1, 1996 as to Note 1) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut
November 7, 1997